Contacts: Investors and Analysts: Jackson Kelly T +01 404.676.7563 Media: Kent Landers T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
FULL-YEAR AND FOURTH QUARTER 2012 RESULTS

Strong 4% global volume growth for the full year
Worldwide brand Coca-Cola growth of 3% for the full year
Volume and value share gains continue in nonalcoholic ready-to-drink beverages

Full-Year and Fourth Quarter 2012 Highlights

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Strong full-year global volume growth of 4%, in line with our long-term growth target and led by brand Coca-Cola, up 3%. Global volume grew 3% in the quarter, driven by international volume growth of 4% and North America volume growth of 1%.

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Full-year reported net revenues grew 3% and comparable currency neutral net revenues grew 6%, in line with our long-term growth target. Fourth quarter reported net revenues grew 4% and comparable currency neutral net revenues grew 5%.

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Full-year reported and comparable currency neutral operating income both grew 6%, in line with our long-term growth target. Fourth quarter reported operating income grew 12% and comparable currency neutral operating income grew 14%.

•	Currency was a 3% headwind on comparable net revenues and a 5% headwind on comparable operating income for the full year.

•	Full-year reported EPS was $1.97, up 6%, and comparable EPS was $2.01, up 5%. Fourth quarter reported EPS was $0.41, up 14%, and comparable EPS was $0.45, up 15%.

•Full-year cash from operations was up 12%.

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Evolution of global bottling system continues, with bottler-led consolidation announced in Japan and Brazil, and a majority interest in our Philippine bottling operations sold to Coca-Cola FEMSA (transaction completed in January 2013).

ATLANTA, Feb. 12, 2013 – The Coca-Cola Company today reported full-year and fourth quarter 2012 results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, “We are pleased with our results we announced today.  In a year marked by continued uncertainty in the global economy, we delivered solid volume, revenue and profit growth, and we realized further volume and value share gains in nonalcoholic ready-to-drink beverages.  The Coca-Cola Company has consistently delivered quality results and met or exceeded its long-term volume, revenue and profit growth targets every year since the announcement of our 2020 Vision at the end of 2009.  This reflects the commitment of our entire system to invest together for a better tomorrow and to sustainably create shared value while making a positive difference in the communities we serve.  Together we are delivering on our priorities and achieving success.
“As we enter 2013 in what is still an uncertain global economy, we know that it is critical to seize the opportunity to keep leading and succeeding in any environment. We must continue investing in our business so that we get even better – better at collaborating, at innovating, at listening to consumers, customers and our bottling partners and most importantly, at executing with precision. All of us at Coca-Cola remain diligent about our results as we manage our business for continued sustainable long-term success,” continued Mr. Kent.

PERFORMANCE HIGHLIGHTS
The Coca-Cola Company reported worldwide volume growth of 4% for the full year and 3% in the quarter. The Company reported solid growth for the full year in key developed markets, including North America (+2%) and Japan (+2%). Europe volume declined 1% for the full year, reflecting ongoing uncertain macroeconomic conditions. In addition, the Company delivered strong volume growth in key emerging markets such as Thailand (+22%), India (+16%) and Russia (+8%) for the full year. Our China business delivered 4% volume growth for the full year, cycling double-digit growth in the prior year, and was impacted by the further effects of a slowing economy, poor weather and a later Chinese New Year. Solid growth continued in countries with per capita consumption of Company brands less than 150 eight-ounce servings per year, with volume up 7% for the full year.
For both the full year and the quarter, we grew global volume and value share in nonalcoholic ready-to-drink (NARTD) beverages, with volume and value share gains across nearly every beverage category. Further, our immediate consumption volume grew a solid 5% globally in 2012, leading to transaction growth of 5%, driven by focused in-store activation efforts and cold-drink equipment expansion. In addition to increasing the total placement of our branded cold-drink equipment to more than 14 million units as of the end of 2012, our global system remains focused on innovations in cooler design, cost efficiency and effectiveness, and sustainability. We have achieved a 40% to 50% improvement in energy efficiency in new equipment placed today compared to equipment placed in 2000, and we maintain our commitment to placing HFC-free units around the world.
Worldwide sparkling beverage volume grew 3% for the full year and 1% in the quarter. This represents approximately 550 million incremental unit cases in 2012, or the equivalent of adding 13.2 billion new servings to our global business. We grew volume and value share in global core sparkling beverages for the full year and in the quarter, led by brand Coca-Cola and reflecting a balanced portfolio approach to growth in the core sparkling beverage category. Worldwide brand Coca-Cola volume grew 3% for the full year, with growth across diverse markets, including India (+33%), Thailand (+31%), Russia (+20%), the Philippines (+8%), Brazil (+3%) and Mexico (+3%). In addition, Fanta volume grew 5% and Sprite volume grew 4% for the full year, as we activated global marketing campaigns in locally relevant ways such as the Fanta Play campaign, now in nearly 200 markets, and the Sprite Uncontainable Game NBA partnership.
Worldwide still beverage volume grew 10% for the full year and 9% in the quarter, with growth across beverage categories, including packaged water, ready-to-drink tea and coffee, juices and juice drinks, sports drinks and energy drinks. Excluding the impact of acquisitions, still beverage volume grew 8% for the full year and 7% in the quarter. We grew global volume and value share in still beverages and delivered volume and value share gains across nearly every still beverage category.
Ready-to-drink tea volume grew 14% for the full year and 16% in the quarter, with continued strong performance of key brands such as Gold Peak and Honest Tea in North America, Ayataka green tea in Japan and Fuze Tea, which we continued to expand across many markets worldwide during the year. Packaged water volume grew 12% for both the full year and the quarter, driven by our focus on innovative and sustainable packaging and immediate consumption occasions. Our PlantBottleTM PET packaging is now present in 10 countries that represent more than 50% of our global packaged water business. Energy drink volume grew 20% for the full year and 12% in the quarter, driven by growth across our global portfolio of energy brands, with burn now available in 75 countries.

In 2012, I LOHAS water and Ayataka green tea in Japan became our fourth and fifth new billion-dollar brands since the announcement of our 2020 Vision, building on our strong portfolio of brands across beverage categories, occasions and geographies.

OPERATING REVIEW

	Three Months Ended December 31, 2012
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income

Total Company	3	4	12	14

Eurasia & Africa	10	5	18	23
Europe	(5)	(6)	13	12
Latin America	5	8	10	16
North America	1	6	12	11
Pacific	2	(1)	11	10
Bottling Investments	5	6	—	27

	Year Ended December 31, 2012
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income

Total Company	4	3	6	6

Eurasia & Africa	11	5	7	16
Europe	(1)	(6)	(4)	(1)
Latin America	5	3	2	12
North America	2	5	12	2
Pacific	5	3	13	6
Bottling Investments	10	4	(37)	10
Eurasia & Africa

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Our Eurasia and Africa Group's volume grew 10% in the quarter and 11% for the full year (up 7% and 9%, respectively, excluding the benefit of acquired volume), cycling 4% growth in the prior year quarter and 6% growth in the prior year. Growth in the quarter was led by the Middle East and North Africa, up 26% (up 13% excluding the benefit of acquired volume),

Turkey, up 13%, and Russia, up 12%. Reported net revenues for the quarter increased 5%, reflecting a 10% increase in concentrate sales, partially offset by unfavorable price/mix of 1%, primarily geographic mix due to strong growth in the Middle East and North Africa, and a 4% currency impact. After adjusting for unit case sales without concentrate sales equivalents and the effect of two additional selling days, concentrate sales in the quarter were in line with unit case sales. Comparable currency neutral net revenues increased 9% in the quarter. Reported operating income increased 18% in the quarter. Comparable currency neutral operating income increased 23% in the quarter, driven by pricing and product mix, as well as operating leverage as a result of two additional selling days in the quarter, partially offset by increased investments in the business. For the full year, reported net revenues increased 5%, reflecting a 10% increase in concentrate sales and positive 4% price/mix, partially offset by a 9% currency impact. After adjusting for unit case sales without concentrate sales equivalents, concentrate sales for the full year were slightly ahead of unit case volume, primarily due to timing. Comparable currency neutral net revenues increased 13% for the full year. Reported operating income increased 7% for the full year. Comparable currency neutral operating income increased 16% for the full year, driven by volume and revenue growth across all business units.

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During the quarter, Eurasia and Africa grew volume and value share in NARTD beverages as well as in core sparkling beverages, juices and juice drinks, sports drinks and energy drinks. Sparkling beverage volume grew 7% in the quarter, led by brand Coca-Cola, which also grew 7%. Sprite and Fanta volume both grew 6% in the quarter. Still beverage volume grew 23% in the quarter, including the benefit of acquired volume which added 12 points of growth. In India, we gained strong volume and value share in NARTD beverages as well as in sparkling and still beverages in the quarter. India sparkling beverage growth in the quarter was led by brand Coca-Cola, up 32% and driven by customized integrated marketing campaigns centered on the mealtime occasion. India has now delivered six consecutive years of double-digit volume growth. Russia volume growth in the quarter continued to be led by our sparkling beverage brands, including brand Coca-Cola, up 19%, Fanta, up 25% and Sprite, up 16%. We gained volume and value share in NARTD beverages as well as in core sparkling and still beverages in Russia, with a strong marketing campaign tied to the Christmas holidays as well as a continued focus on packaging segmentation to drive household penetration. As a result, our business in Russia has now achieved an all-time high market share. The momentum behind our juice business in Russia continued in the quarter, with flagship brand Dobriy up 18% and premium brand Rich up 32%.

Europe

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Our Europe Group's volume declined 5% in the quarter and 1% for the full year, cycling 1% growth in the prior year quarter and 2% growth in the prior year, reflecting the ongoing macroeconomic uncertainty and weak consumer confidence across the region.  Reported net revenues declined 6% in the quarter, reflecting a 3% decline in concentrate sales, unfavorable price/mix of 1% and a 2% currency impact. After adjusting for unit case sales without concentrate sales equivalents and the effect of two additional selling days, concentrate sales were in line with unit case sales in the quarter. Comparable currency neutral net revenues declined 4% in the quarter. Reported operating income increased 13% in the quarter.  Comparable currency neutral operating income increased 12% in the quarter, reflecting operating leverage as a result of two additional selling days in the quarter as well as the tight management and timing of operating expenses. For the full year, reported net revenues declined 6%, reflecting a 2% decline in concentrate sales, even price/mix and a 4% currency impact. Full-year concentrate sales were in line with unit case sales. Comparable currency neutral net revenues declined 2% for the full year. Reported operating income declined 4% for the full year. Comparable currency neutral operating income declined 1% for the full year, reflecting the impact of volume performance and mix shifts, partially offset by efficient expense management.

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During the quarter, the Europe Group maintained volume share and gained value share in still beverages. In a quarter marked by declines in the overall beverage industry in Europe, our sparkling beverage volume in Europe declined 5% in the quarter and our still beverage volume declined 3% as a result of continued weak consumer confidence, adverse weather and aggressive competitive pricing. For the year, we leveraged integrated marketing campaigns centered on holiday activation, our 2012 Olympic Games partnership and Coke with Meals programming. Germany volume declined 5% in the quarter, cycling 9% growth in the prior year quarter, and grew 1% for the full year, cycling 6% growth in the prior year. Performance for Germany during the year was driven by strong commercial campaigns such as our 2012 Olympic Games partnership and the Coca-Cola Christmas Truck Tour, music-themed integrated marketing campaigns, a continued focus on low-calorie and no-calorie sparkling beverages and packaging segmentation to drive recruitment and household penetration. Volume in the Central and Southern Europe region declined 3% in the quarter and 1% for the full year, with share gains in sparkling beverages supported by strong brand health scores and growth in Coca-Cola Zero, up 15% in the quarter. Volume in the Northwest Europe & Nordics region declined 5% in the quarter and 3% for the full year, and the Iberia region declined 8% in the quarter and 1% for the full year.

Latin America

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Our Latin America Group's volume grew 5% in the quarter and for the full year, cycling 4% growth in the prior year quarter and 6% growth in the prior year. All business units in Latin America grew volume in the quarter and for the full year, with 9% growth in Latin Center, 5% growth in both Mexico and Brazil and 4% growth in South Latin during the quarter. Reported net revenues for the quarter increased 8%, reflecting concentrate sales growth of 6% and positive price/mix of 8%, offset by a currency impact of 4% and a 2% impact related to structural changes. After adjusting for unit case sales without concentrate sales equivalents and the effect of two additional selling days, concentrate sales in the quarter lagged unit case volume due to timing. Comparable currency neutral net revenues increased 12% in the quarter. Reported operating income increased 10% in the quarter, with comparable currency neutral operating income up 16%, primarily reflecting operating leverage as a result of two additional selling days in the quarter as well as solid volume growth and favorable pricing across all business units in the group. For the full year, reported net revenues increased 3%, reflecting concentrate sales growth of 5% and positive price/mix of 7%, offset by a currency impact of 8% and a 1% impact related to structural changes. Full-year concentrate sales slightly lagged unit case volume. Comparable currency neutral net revenues increased 11% for the full year. Reported operating income increased 2% for the full year. Comparable currency neutral operating income increased 12% for the full year, primarily reflecting solid volume growth and favorable pricing across the group, partially offset by continued investments in the business, including some initial investments related to the 2014 World Cup.

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During the quarter, the Latin America Group gained volume and value share in NARTD beverages, resulting in the eighth consecutive year of share gains. This consistently strong performance is driven by continued investments behind our brands, strong activation of holiday programming and a competitively advantaged package/price portfolio. Sparkling beverage volume was up 3% in the quarter, with a strong focus on growing our portfolio of flavored sparkling brands. Brand Coca-Cola volume grew 3% in the quarter while Fanta was up 7% and Sprite was up 5%. Still beverage volume grew 16% in the quarter, driven by ready-to-drink tea, up double digits as a result of the newly launched Fuze Tea, as well as 22% growth in sports drinks, 16% growth in packaged water and 8% growth in juices and juice drinks. Both Mexico and Brazil grew volume and value share in the quarter in NARTD beverages, with a continued focus on both single-serve and returnable packaging.

North America

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Our North America Group's volume grew 1% in the quarter and 2% for the full year, cycling 1% growth in the prior year quarter and 1% organic growth in the prior year. Reported net revenues for the quarter increased 6%, reflecting “as reported” volume growth of 5%, including the benefit of two additional selling days in the quarter, and a 1% benefit from structural changes, primarily related to the acquisition of Great Plains Coca-Cola Bottling Company. North America price/mix in the quarter was even. Fourth quarter reported operating income grew 12%. Comparable currency neutral operating income grew 11% in the quarter, reflecting positive volume growth and operating leverage as a result of two additional selling days in the quarter, partially offset by higher commodity costs and ongoing investments in marketplace executional capabilities. This operating income growth represents continued sequential improvement quarterly throughout 2012. For the full year, reported net revenues increased 5%, reflecting volume growth of 2%, positive price/mix of 2% and a 1% benefit from structural changes, primarily related to the acquisition of Great Plains Coca-Cola Bottling Company. Full-year reported operating income increased 12%, which includes the effect of items impacting comparability, principally costs related to the integration of the former North America business of Coca-Cola Enterprises (CCE), as well as net gains/losses related to our economic hedges, primarily commodities. Comparable currency neutral operating income grew 2% for the full year, primarily due to positive volume growth and favorable pricing, partially offset by higher commodity costs and ongoing investments in marketplace executional capabilities.

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During the quarter and for the full year, North America gained volume and value share in NARTD beverages as we continue to build strong value-creating brands, improve customer service and develop system capabilities. In addition, we gained volume and value share in sparkling beverages as well as in all still beverage categories, except the packaged water category, where Dasani maintains a significant price premium over private label competition, supported by our PlantBottle PET packaging. Sparkling beverage volume declined 2% in the quarter with sparkling beverage price/mix growth of 1%. Sparkling beverage volume declined 1% for the full year. Coca-Cola Zero volume grew mid single digits in the quarter and high single digits for the full year. Fanta volume was up 10% in the quarter, led by strong Halloween programming, and Seagram's grew 9% in the quarter driven by the continued expansion of Seagram's Sparkling Seltzer Water and Diet Seagram's. Still beverage volume grew 8% in the quarter, led by Powerade growth of 11% as well as continued strong growth in our ready-to-drink tea portfolio of Gold Peak, Honest Tea and Fuze. Importantly, Powerade led the broader North America sports drink category in both absolute volume and value growth in full year 2012, building on its strong 2012 Olympic Games activation and the Power Through campaign. Our portfolio of juice and juice drink brands grew 1% in the quarter and 2% for the full year, with the Simply trademark up 12% in the quarter, driven by the continued expansion of Simply Cranberry Cocktail and Simply Lemonade with Mango.

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As part of our previously announced global Productivity and Reinvestment Program, we are reorganizing our Coca-Cola Refreshments business in the United States to align its sales and operating functions around three geographies – East, Central and West. We are taking this action as part of our ongoing effort to further improve our processes and systems, and to ensure greater operating effectiveness and productivity across our North America operations. This new alignment is in keeping with the ongoing evolution of our North America business model, as we work to further enhance our capabilities to deliver our 2020 Vision.

Pacific

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Our Pacific Group's volume grew 2% in the quarter and 5% for the full year, cycling 5% growth in both the prior year quarter and full year. All business units in the Pacific Group delivered volume growth for full-year 2012, with 11% growth in the ASEAN region, 5% growth in the Greater China and Korea region, 2% growth in Japan and 1% growth in the South Pacific region. Reported net revenues for the quarter declined 1%, reflecting a 1% decline in concentrate sales and even price/mix. After adjusting for unit case sales without concentrate sales equivalents and the effect of two additional selling days, concentrate sales in the quarter lagged unit case sales, primarily due to timing, including a later Chinese New Year in 2013. Comparable currency neutral net revenues were even in the quarter. Reported operating income increased 11% in the quarter, reflecting operating leverage as a result of two additional selling days in the quarter and ongoing productivity initiatives, as well as positive geographic mix, partially offset by shifts in product and channel mix. In addition, fourth quarter reported operating income reflects a 2% currency benefit. Comparable currency neutral operating income increased 10% in the quarter. For the full year, reported net revenues increased 3%, reflecting 3% concentrate sales growth and a 1% currency benefit, partially offset by a 1% impact due to structural changes and the cycling of prior year one-time items related to the natural disasters in Japan. Price/mix for the full year was even. After adjusting for unit case sales without concentrate sales equivalents, full-year concentrate sales lagged unit case sales, primarily due to timing, including a later Chinese New Year in 2013. Comparable currency neutral net revenues grew 2% for the full year. Reported operating income increased 13% for the full year, reflecting operating leverage as a result of productivity initiatives, as well as positive geographic mix, partially offset by shifts in product and channel mix. Full-year reported operating income also includes a 2% currency benefit. Comparable currency neutral operating income increased 6% for the full year.

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During the quarter, South Korea and Thailand volume and share growth momentum continued. The Philippines volume grew 6% in the quarter, reflecting the benefit of consistent investment in executional capabilities there by our Bottling Investments Group over time. Japan volume declined 4% in the quarter, cycling 5% growth in the prior year quarter, and China volume declined 4%, cycling 10% growth in the prior year quarter. In Japan, our continued focus on investing in new and growing categories has led to two new billion-dollar brands in our global portfolio, Ayataka premium green tea and I LOHAS single-serve packaged water. Our fourth quarter China volume was impacted by the ongoing economic slowdown as well as poor weather, the cycling of double-digit growth from the prior year and a later Chinese New Year in 2013. During the year, our strong sparkling beverage portfolio in China continued to expand our nearly 2 to 1 share advantage over our primary competitor. As we look ahead to 2013, we continue to expect China's recent economic slowdown to have a short-term effect on our industry and on our business, although we do expect to see some improvement in consumer disposable income as the year progresses. As such, we expect our China business to deliver sequential improvement as we move through the rest of 2013. We have every confidence in the long-term resilience of our China business and we remain very excited about our opportunities in this region.

Bottling Investments

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Our Bottling Investments Group's volume grew 5% in the quarter on an average daily sales basis, and grew 10% for the full year. Reported net revenues for the quarter grew 6%. This reflects 3% growth in “as reported” volume, positive price/mix of 1% and a 5% benefit due to structural changes, primarily the acquisition of the Vietnam, Cambodia and Guatemala bottling operations, partially offset by a currency impact of 3%. The favorable price/mix was driven by positive pricing across a number of our bottling operations, partially offset by geographic mix. The growth in “as reported” volume in the quarter was primarily driven by the Philippines, India and Brazil. Comparable currency neutral net revenues increased 9% in the quarter. Reported operating income in the quarter declined $64 million primarily due to the impact of currency as well as restructuring initiatives. Comparable currency neutral operating income increased 27% in the quarter, reflecting the increase in revenues resulting from volume growth and positive pricing in select markets as well as operating leverage as a result of two additional selling days in the quarter, partially offset by shifts in package and channel mix and continued investments in our in-market capabilities. For the full year, reported net revenues grew 4%. This reflects 6% “as reported” volume growth, positive price/mix of 1% and a 3% benefit due to structural changes, partially offset by a currency impact of 6%. Reported operating income for the full year declined 37% primarily due to the impact of currency as well as restructuring initiatives. Comparable currency neutral operating income increased 10% for the full year, reflecting the increase in revenues resulting from volume growth and positive pricing in select markets, partially offset by shifts in package and channel mix and continued investments in our in-market capabilities.

FINANCIAL REVIEW
Fourth quarter reported net revenues grew 4%, with comparable net revenues also up 4%. This reflects a 4% increase in concentrate sales and a 1% benefit due to structural changes, principally the acquisition of bottling operations. Currency had a 1% unfavorable effect on net revenues in the quarter and price/mix was even. Comparable currency neutral net revenues grew 5% in the quarter. After adjusting for unit case sales without concentrate sales equivalents and the effect of two additional selling days in the quarter, concentrate sales lagged unit case sales in the quarter, primarily due to the timing of shipments in certain markets. For the full year, concentrate sales were in line with unit case sales. Our price/mix results in the quarter were in line with our expectations, as the quarter is cycling higher price/mix comparisons from the prior year. Despite the tougher comparisons, we continued to grow global NARTD value share for the 22nd consecutive quarter. For the full year, both reported and comparable net revenues grew 3%. This reflects a 4% increase in concentrate sales, positive price/mix of 1% and a 1% benefit due to structural changes. Currency had a 3% unfavorable effect on net revenues for the full year. Comparable currency neutral net revenues grew 6% for the full year.
Reported cost of goods sold increased 5% in the quarter, with comparable cost of goods sold up 4%, driven by a 4% increase in concentrate sales and reflecting moderately higher commodity costs compared to the prior year quarter, primarily in North America and the Bottling Investments Group. Currency had minimal impact on comparable cost of goods sold in the quarter. For the full year, reported and comparable cost of goods sold both increased 5%, driven by a 4% increase in concentrate sales and incremental commodity costs of approximately $225 million for sweeteners, juices, metals and PET, primarily impacting North America and the Bottling Investments Group. Currency decreased comparable cost of goods sold by 2% for the full year. Items impacting comparability in the quarter and for the full year primarily included net gains/losses on commodities hedging. We currently estimate full-year 2013 incremental commodity costs of approximately $100 million for sweeteners, juices, metals and PET compared to 2012.
Reported SG&A expenses grew 1% in the quarter, and comparable SG&A expenses were even in the quarter. Currency decreased comparable SG&A expenses by 1% in the quarter. We captured nine points of operating expense leverage in the quarter, reflecting the benefit of two additional selling days in the quarter. In addition, operating expense leverage benefited from the timing of certain operating expenses and the reversal of expenses related to our long-term incentive plans for certain performance periods due to the unfavorable impact that currencies had, or are projected to have, on those plans. It is important to remember that a portion of our stock-based compensation is based on multi-year performance periods and includes the impact of currency. For the full year, both reported and comparable SG&A expenses increased 2%. Comparable currency neutral SG&A expenses increased 5%, which reflects our continued investments around the world in the health and strength of our brands, as well as the cost of adding incremental “feet on the street”, primarily in North America and the Bottling Investments Group, in support of our growing business. SG&A also included a benefit from the reversal of expenses related to our long-term incentive plans for certain performance periods due to the unfavorable impact that currencies had, or are projected to have, on those plans. We captured one point of operating expense leverage in 2012, consistent with our prior expectations of slightly positive operating expense leverage for the full year. For 2013, we estimate operating expense leverage to be even to slightly positive for the full year.
Fourth quarter reported operating income increased 12%, with comparable currency neutral operating income up 14%. Full-year reported and comparable currency neutral operating income both increased 6%. Items impacting comparability reduced fourth quarter 2012 operating income by $300 million and reduced full-year 2012 operating income by $471 million. Items impacting comparability reduced fourth quarter 2011 operating income by $283 million and reduced full-year 2011 operating income by $896 million. Currency reduced comparable operating income by 4% in the quarter and 5% for the full year. For 2013, including our hedge positions, current spot rates and the cycling of our prior year rates, as well as the recent devaluation announcement in Venezuela, we estimate currency will have a 4% unfavorable impact on operating income for the first quarter of 2013 and a 1% unfavorable impact for the full year.
On a full-year basis, our net share repurchases totaled $3.1 billion, slightly above the high end of our previous outlook of $2.5 to $3.0 billion. In 2013, we are targeting net share repurchases of $3.0 to $3.5 billion for the full year.
Fourth quarter reported EPS was $0.41 and comparable EPS was $0.45. Items impacting comparability reduced fourth quarter 2012 reported EPS by a net $0.04 and reduced fourth quarter 2011 reported EPS by a net $0.03. In both periods, these items included restructuring charges, costs related to global productivity initiatives, gains/charges related to equity investees, net gains/losses on transactions, net gains/losses related to our economic hedges, primarily commodities, and certain tax matters. Items impacting comparability in fourth quarter 2012 also included charges related to changes in the structure of Beverage Partners

Worldwide (BPW). Items impacting comparability in fourth quarter 2011 also included CCE integration costs.
Full-year cash from operations was $10,645 million, up 12%, primarily due to an improvement in working capital of approximately $800 million, which partially benefited from the timing of certain working capital items.

Effective Tax Rate
The reported effective tax rates for the quarter and full year were 20.5% and 23.1%, respectively. The underlying effective annual tax rate on operations in 2012 was 24.0%, and we expect it to be approximately the same for 2013. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in this document in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
The underlying effective tax rate does not reflect the impact of significant or unusual items and discrete events, which, if and when they occur, are separately recognized in the appropriate period.

Items Impacting Prior Year Results
First quarter 2011 results included a net charge of $0.02 per share due to restructuring charges, costs related to global productivity initiatives and the CCE integration, and charges related to the natural disasters in Japan, partially offset by a gain on the sale of the Company's stake in Chilean bottler Coca-Cola Embonor S.A.
Second quarter 2011 results included a net gain of $0.02 per share due to a noncash gain on the adjustment to fair value of our investment in Mexican bottler Grupo Continental S.A.B., partially offset by restructuring charges, costs related to global productivity initiatives and the CCE integration, and charges related to the natural disasters in Japan.
Third quarter 2011 results included a net charge of $0.04 per share due to restructuring charges and costs related to global productivity initiatives and the CCE integration.
Fourth quarter 2011 results included a net charge of $0.03 per share due to restructuring charges and costs related to global productivity initiatives and the CCE integration, partially offset by transaction gains.

NOTES

•	All references to growth rate percentages, share and cycling of growth rates compare the results of the period to those of the prior year comparable period.

•	“Concentrate sales” represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•	“Sparkling beverages” means NARTD beverages with carbonation, including energy drinks and carbonated waters and flavored waters.

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“Still beverages” means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

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All references to volume and volume percentage changes indicate unit case volume, except for the reference to volume included in the explanation of net revenue growth for North America. All volume percentage changes are computed based on average daily sales for the fourth quarter, unless otherwise noted, and are computed on a reported basis for the full year. “Unit case” means a unit of measurement equal to 24 eight-ounce servings of finished beverage. “Unit case volume” means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

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For both North America and Bottling Investments Group, net revenue growth attributable to volume reflects the increase in “as reported” volume, which is based on as reported sales rather than average daily sales and may include the impact of structural changes. For North America, this volume represents Coca-Cola Refreshments' unit case sales (which are equivalent to concentrate sales) plus concentrate sales to non-Company-owned bottling operations.

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Fourth quarter 2012 financial results were impacted by two additional selling days, which offset the impact of one less selling day in first quarter 2012 results. Unit case volume results for the quarters are not impacted by the variance in selling days due to the average daily sales computation referenced above.

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Due to the refocusing in 2012 of the Beverage Partners Worldwide (BPW) ready-to-drink tea joint venture with Nestlé S.A. (Nestlé), we have eliminated the BPW joint venture volume and associated concentrate sales from our reported results for both 2011 and 2012 in those countries in which the joint venture was phased out during 2012. In addition, we have eliminated the Nestea licensed volume and associated concentrate sales in the U.S. due to our U.S. license agreement with Nestlé terminating at the end of 2012. These changes did not materially impact the Company's reported volume results for fourth quarter or full-year 2012 on a consolidated basis or for any individual operating group. However, these changes increased the Company's reported fourth quarter and full-year 2012 volume for still beverages by 2 points in both periods, and ready-to-drink tea by 18 points and 11 points, respectively.

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The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss full-year and fourth quarter 2012 results today, Feb. 12, 2013 at 9:30 a.m. EST. We invite investors to listen to a live audiocast of the conference call at our website, http://www.coca-colacompany.com in the “Investors” section. A replay in downloadable MP3 format and transcript of the call will also be available within 24 hours after the audiocast on our website. Further, the “Investors” section of our website includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing our financial results with investors and analysts to our results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	December 31, 2012	December 31, 2011	% Change
		As Adjusted[1]
Net Operating Revenues	$11,455	$11,040	4
Cost of goods sold	4,628	4,403	5
Gross Profit	6,827	6,637	3
Selling, general and administrative expenses	4,430	4,406	1
Other operating charges	214	275	—
Operating Income	2,183	1,956	12
Interest income	126	127	(1)
Interest expense	95	104	(9)
Equity income (loss) — net	182	155	17
Other income (loss) — net	(19)	82	—
Income Before Income Taxes	2,377	2,216	7
Income taxes	487	539	(10)
Consolidated Net Income	1,890	1,677	13
Less: Net income attributable to noncontrolling interests	24	20	20
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,866	$1,657	13
Diluted Net Income Per Share[2,3]	$0.41	$0.36	14
Average Shares Outstanding — Diluted[2,3]	4,557	4,611

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

[2]
For the three months ended December 31, 2012 and 2011, basic net income per share was $0.42 for 2012 and $0.37 for 2011 based on average shares outstanding — basic of 4,479 for 2012 and 4,536 for 2011. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

[3]
Following shareowner approval, the Company amended its certificate of incorporation on July 27, 2012, to increase the number of authorized shares of common stock from 5.6 billion to 11.2 billion and effect a two-for-one stock split of the common stock. Accordingly, all share and per share data presented herein reflects the impact of the increase in authorized shares and the stock split.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Year Ended
	December 31, 2012	December 31, 2011	% Change
		As Adjusted[1]
Net Operating Revenues	$48,017	$46,542	3
Cost of goods sold	19,053	18,215	5
Gross Profit	28,964	28,327	2
Selling, general and administrative expenses	17,738	17,422	2
Other operating charges	447	732	—
Operating Income	10,779	10,173	6
Interest income	471	483	(2)
Interest expense	397	417	(5)
Equity income (loss) — net	819	690	19
Other income (loss) — net	137	529	—
Income Before Income Taxes	11,809	11,458	3
Income taxes	2,723	2,812	(3)
Consolidated Net Income	9,086	8,646	5
Less: Net income attributable to noncontrolling interests	67	62	8
Net Income Attributable to Shareowners of The Coca-Cola Company	$9,019	$8,584	5
Diluted Net Income Per Share[2,3]	$1.97	$1.85	6
Average Shares Outstanding — Diluted[2,3]	4,584	4,646

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

[2]
For the years ended December 31, 2012 and 2011, basic net income per share was $2.00 for 2012 and $1.88 for 2011 based on average shares outstanding — basic of 4,504 for 2012 and 4,568 for 2011. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

[3]
Following shareowner approval, the Company amended its certificate of incorporation on July 27, 2012, to increase the number of authorized shares of common stock from 5.6 billion to 11.2 billion and effect a two-for-one stock split of the common stock. Accordingly, all share and per share data presented herein reflects the impact of the increase in authorized shares and the stock split.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	December 31, 2012	December 31, 2011
		As Adjusted[1]
ASSETS
Current Assets
Cash and cash equivalents	$8,442	$12,803
Short-term investments	5,017	1,088
Total Cash, Cash Equivalents and Short-Term Investments	13,459	13,891
Marketable securities	3,092	144
Trade accounts receivable, less allowances of $53 and $83, respectively	4,759	4,920
Inventories	3,264	3,092
Prepaid expenses and other assets	2,781	3,450
Assets held for sale	2,973	—
Total Current Assets	30,328	25,497
Equity Method Investments	9,216	7,233
Other Investments, Principally Bottling Companies	1,232	1,141
Other Assets	3,585	3,495
Property, Plant and Equipment — net	14,476	14,939
Trademarks With Indefinite Lives	6,527	6,430
Bottlers' Franchise Rights With Indefinite Lives	7,405	7,770
Goodwill	12,255	12,219
Other Intangible Assets	1,150	1,250
Total Assets	$86,174	$79,974

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$8,680	$9,009
Loans and notes payable	16,297	12,871
Current maturities of long-term debt	1,577	2,041
Accrued income taxes	471	362
Liabilities held for sale	796	—
Total Current Liabilities	27,821	24,283
Long-Term Debt	14,736	13,656
Other Liabilities	5,468	5,420
Deferred Income Taxes	4,981	4,694
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively[2]	1,760	1,760
Capital surplus	11,379	10,332
Reinvested earnings	58,045	53,621
Accumulated other comprehensive income (loss)	(3,385)	(2,774)
Treasury stock, at cost — 2,571 and 2,514 shares, respectively[2]	(35,009)	(31,304)
Equity Attributable to Shareowners of The Coca-Cola Company	32,790	31,635
Equity Attributable to Noncontrolling Interests	378	286
Total Equity	33,168	31,921
Total Liabilities and Equity	$86,174	$79,974

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

[2]
Following shareowner approval, the Company amended its certificate of incorporation on July 27, 2012, to increase the number of authorized shares of common stock from 5.6 billion to 11.2 billion and effect a two-for-one stock split of the common stock. Accordingly, all share and per share data presented herein reflects the impact of the increase in authorized shares and the stock split.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Year Ended
	December 31, 2012	December 31, 2011
		As Adjusted[1]
Operating Activities
Consolidated net income	$9,086	$8,646
Depreciation and amortization	1,982	1,954
Stock-based compensation expense	259	354
Deferred income taxes	632	1,035
Equity (income) loss — net of dividends	(426)	(269)
Foreign currency adjustments	(130)	7
Significant (gains) losses on sales of assets — net	(98)	(220)
Other operating charges	166	214
Other items	254	(354)
Net change in operating assets and liabilities	(1,080)	(1,893)
Net cash provided by operating activities	10,645	9,474
Investing Activities
Purchases of short-term investments	(9,590)	(4,057)
Proceeds from disposals of short-term investments	5,622	5,647
Acquisitions and investments	(1,535)	(977)
Purchases of other investments	(5,266)	(787)
Proceeds from disposals of bottling companies and other investments	2,189	562
Purchases of property, plant and equipment	(2,780)	(2,920)
Proceeds from disposals of property, plant and equipment	143	101
Other investing activities	(187)	(93)
Net cash provided by (used in) investing activities	(11,404)	(2,524)
Financing Activities
Issuances of debt	42,791	27,495
Payments of debt	(38,573)	(22,530)
Issuances of stock	1,489	1,569
Purchases of stock for treasury	(4,559)	(4,513)
Dividends	(4,595)	(4,300)
Other financing activities	100	45
Net cash provided by (used in) financing activities	(3,347)	(2,234)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(255)	(430)
Cash and Cash Equivalents
Net increase (decrease) during the period	(4,361)	4,286
Balance at beginning of period	12,803	8,517
Balance at end of period	$8,442	$12,803

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)[1]			Income (Loss) Before Income Taxes[1]
	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)
Eurasia & Africa	$697	$663	5	$273	$231	18	$281	$233	21
Europe	1,143	1,212	(6)	670	593	13	675	598	13
Latin America	1,274	1,177	8	715	652	10	718	658	9
North America	5,292	4,993	6	558	498	12	558	500	12
Pacific	1,346	1,357	(1)	426	382	11	434	383	13
Bottling Investments	2,087	1,977	6	(29)	35	—	154	197	(22)
Corporate	19	34	(46)	(430)	(435)	1	(443)	(353)	(25)
Eliminations	(403)	(373)	—	—	—	—	—	—	—
Consolidated	$11,455	$11,040	4	$2,183	$1,956	12	$2,377	$2,216	7

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the three months ended December 31, 2012, the results of our operating segments were impacted by the following items:

•
Intersegment revenues were $26 million for Eurasia and Africa, $154 million for Europe, $95 million for Latin America, $2 million for North America, $104 million for Pacific and $22 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Europe, $70 million for North America, $2 million for Pacific, $119 million for Bottling Investments and $20 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives. Operating income (loss) and income (loss) before income taxes were increased by $1 million for Europe due to the refinement of previously established accruals related to the Company's 2008-2011 productivity initiatives. Operating income (loss) and income (loss) before income taxes were increased by $1 million for North America due to the refinement of previously established accruals related to the Company's integration of Coca-Cola Enterprises Inc.'s ("CCE") former North America business.

•	Operating income (loss) and income (loss) before income taxes were reduced by $6 million for North America due to the loss or damage of certain fixed assets as a result of Hurricane Sandy.

•
Operating income (loss) and income (loss) before income taxes were reduced by $6 million for Corporate due to the elimination of the Company's proportionate share of gross profit in inventory on sales to Embotelladora Andina S.A. ("Andina") following its merger with Embotelladoras Coca-Cola Polar S.A. ("Polar"). Subsequent to this transaction, the Company has an ownership interest in Andina that we account for under the equity method of accounting.

•
Operating income (loss) and income (loss) before income taxes were increased by $3 million for Corporate due to a net gain on the sale of land held by one of the Company's consolidated bottling operations, partially offset by transaction costs associated with the Company's acquisition of an equity ownership interest in Mikuni Coca-Cola Bottling Co., Ltd. ("Mikuni"), a bottling partner with operations in Japan.

•	Income (loss) before income taxes was increased by $185 million for Corporate due to the gain the Company recognized as a result of the merger of Andina and Polar.

•
Income (loss) before income taxes was reduced by $108 million for Corporate due to the loss the Company recognized on the pending sale of a majority ownership interest in our Philippine bottling operations to Coca-Cola FEMSA S.A.B. de C.V. ("Coca-Cola FEMSA"). This transaction was completed in January 2013. As of December 31, 2012, the assets and liabilities associated with our Philippine bottling operations were classified as held for sale in our consolidated balance sheets.

•
Income (loss) before income taxes was reduced by $82 million for Corporate due to the Company acquiring an ownership interest in Mikuni for which we paid a premium over the publicly traded market price. This premium was expensed on the acquisition date. Subsequent to this transaction, the Company accounts for our investment in Mikuni under the equity method of accounting.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended (continued)

•
Income (loss) before income taxes was reduced by $25 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $16 million for Corporate due to other-than-temporary declines in the fair values of certain cost method investments.

•
Income (loss) before income taxes was reduced by $1 million for Europe and was increased by $1 million for Eurasia and Africa, $1 million for Latin America, $1 million for North America and $1 million for Pacific due to changes in the structure of Beverage Partners Worldwide ("BPW"), our 50/50 joint venture with Nestlé S.A. ("Nestlé") in the ready-to-drink tea category.

•	Income (loss) before income taxes was reduced by $5 million for Corporate due to charges associated with the Company's indemnification of a previously consolidated entity.
During the three months ended December 31, 2011, the results of our operating segments were impacted by the following items:

•
Intersegment revenues were $28 million for Eurasia and Africa, $160 million for Europe, $82 million for Latin America, $1 million for North America, $78 million for Pacific and $24 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $3 million for Eurasia and Africa, $20 million for Europe, $1 million for Latin America, $145 million for North America, $1 million for Pacific, $31 million for Bottling Investments and $64 million for Corporate, primarily due to the Company’s productivity, integration and restructuring initiatives.

•
Operating income (loss) and income (loss) before income taxes were reduced by $10 million for Corporate due to charges associated with the floods in Thailand that impacted the Company's supply chain operations in the region.

•
Income (loss) before income taxes was reduced by $13 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•
Income (loss) before income taxes was increased by a net $122 million for Corporate, primarily due to gains the Company recognized as a result of an equity method investee issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment. These gains were partially offset by charges associated with certain of the Company's equity method investments in Japan.

•	Income (loss) before income taxes was reduced by $17 million for Corporate due to other-than-temporary declines in the fair values of certain available-for-sale securities.

•
Income (loss) before income taxes was reduced by $1 million for Corporate due to costs associated with the early extinguishment of certain long-term debt. This debt existed prior to the Company's acquisition of CCE's former North America business.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended

	Net Operating Revenues			Operating Income (Loss)[1]			Income (Loss) Before Income Taxes[1]
	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)	December 31, 2012	December 31, 2011	% Fav. / (Unfav.)
Eurasia & Africa	$2,970	$2,841	5	$1,169	$1,091	7	$1,192	$1,089	9
Europe	5,123	5,474	(6)	2,960	3,090	(4)	3,015	3,134	(4)
Latin America	4,831	4,690	3	2,879	2,815	2	2,882	2,832	2
North America	21,680	20,571	5	2,597	2,319	12	2,624	2,327	13
Pacific	6,035	5,838	3	2,425	2,151	13	2,432	2,154	13
Bottling Investments	8,895	8,591	4	140	224	(37)	904	897	1
Corporate	127	159	(20)	(1,391)	(1,517)	8	(1,240)	(975)	(27)
Eliminations	(1,644)	(1,622)	—	—	—	—	—	—	—
Consolidated	$48,017	$46,542	3	$10,779	$10,173	6	$11,809	$11,458	3

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the year ended December 31, 2012, the results of our operating segments were impacted by the following items:

•
Intersegment revenues were $152 million for Eurasia and Africa, $642 million for Europe, $271 million for Latin America, $15 million for North America, $476 million for Pacific and $88 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Europe, $227 million for North America, $3 million for Pacific, $164 million for Bottling Investments and $38 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives. Operating income (loss) and income (loss) before income taxes were increased by $4 million for Europe, $1 million for Pacific and $5 million for Corporate due to the refinement of previously established accruals related to the Company's 2008-2011 productivity initiatives. Operating income (loss) and income (loss) before income taxes were increased by $6 million for North America due to the refinement of previously established accruals related to the Company's integration of CCE's former North America business.

•
Operating income (loss) and income (loss) before income taxes were reduced by $21 million for North America due to costs associated with the Company detecting residues of carbendazim, a fungicide that is not registered in the U.S. for use on citrus products, in orange juice imported from Brazil for distribution in the U.S. As a result, the Company began purchasing additional supplies of Florida orange juice at a higher cost than Brazilian orange juice.

•
Operating income (loss) and income (loss) before income taxes were reduced by $20 million for North America due to changes in the Company's ready-to-drink tea strategy as a result of our current U.S. license agreement with Nestlé terminating at the end of 2012.

•	Operating income (loss) and income (loss) before income taxes were reduced by $6 million for North America due to the loss or damage of certain fixed assets as a result of Hurricane Sandy.

•
Operating income (loss) and income (loss) before income taxes were reduced by $6 million for Corporate due to the elimination of the Company's proportionate share of gross profit in inventory on sales to Andina following its merger with Polar. Subsequent to this transaction, the Company has an ownership interest in Andina that we account for under the equity method of accounting.

•
Operating income (loss) and income (loss) before income taxes were increased by $3 million for Corporate due to a gain on the sale of land held by one of the Company's consolidated bottling operations, partially offset by transaction costs associated with the Company's acquisition of an equity ownership interest in Mikuni, a bottling partner with operations in Japan.

•	Income (loss) before income taxes was increased by $185 million for Corporate due to the gain the Company recognized as a result of the merger of Andina and Polar.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended (continued)

•
Income (loss) before income taxes was increased by $92 million for Corporate due to a gain the Company recognized as a result of Coca-Cola FEMSA issuing additional shares of its own stock during the period at a per share amount greater than the carrying amount of the Company's per share investment.

•
Income (loss) before income taxes was reduced by $108 million for Corporate due to the loss the Company recognized on the pending sale of a majority ownership interest in our Philippine bottling operations to Coca-Cola FEMSA. This transaction was completed in January 2013. As of December 31, 2012, the assets and liabilities associated with our Philippine bottling operations were classified as held for sale in our consolidated balance sheets.

•
Income (loss) before income taxes was reduced by $82 million for Corporate due to the Company acquiring an ownership interest in Mikuni for which we paid a premium over the publicly traded market price. This premium was expensed on the acquisition date. Subsequent to this transaction, the Company accounts for our investment in Mikuni under the equity method of accounting.

•
Income (loss) before income taxes was increased by $8 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $16 million for Corporate due to other-than-temporary declines in the fair values of certain cost method investments.

•
Income (loss) before income taxes was reduced by $1 million for Eurasia and Africa, $4 million for Europe, $2 million for Latin America and $4 million for Pacific due to changes in the structure of BPW, our 50/50 joint venture with Nestlé in the ready-to-drink tea category.

•	Income (loss) before income taxes was reduced by $5 million for Corporate due to charges associated with the Company's indemnification of a previously consolidated entity.
During the year ended December 31, 2011, the results of our operating segments were impacted by the following items:

•
Intersegment revenues were $152 million for Eurasia and Africa, $697 million for Europe, $287 million for Latin America, $12 million for North America, $384 million for Pacific and $90 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $12 million for Eurasia and Africa, $25 million for Europe, $4 million for Latin America, $374 million for North America, $4 million for Pacific, $89 million for Bottling Investments and $164 million for Corporate, primarily due to the Company’s productivity, integration and restructuring initiatives as well as costs associated with the merger of Embotelladoras Arca S.A.B. de C.V. ("Arca") and Grupo Continental S.A.B. ("Contal").

•
Operating income (loss) and income (loss) before income taxes were reduced by $2 million for North America and $82 million for Pacific due to charges associated with the earthquake and tsunami that devastated northern and eastern Japan on March 11, 2011.

•
Operating income (loss) and income (loss) before income taxes were reduced by $19 million for North America due to the amortization of favorable supply contracts acquired in connection with our acquisition of CCE's former North America business.

•
Operating income (loss) and income (loss) before income taxes were reduced by $10 million for Corporate due to charges associated with the floods in Thailand that impacted the Company's supply chain operations in the region.

•	Income (loss) before income taxes was increased by a net $417 million for Corporate, primarily due to the gain the Company recognized as a result of the merger of Arca and Contal.

•
Income (loss) before income taxes was increased by a net $122 million for Corporate, primarily due to gains the Company recognized as a result of an equity method investee issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment. These gains were partially offset by charges associated with certain of the Company's equity method investments in Japan.

•
Income (loss) before income taxes was increased by $102 million for Corporate due to the gain on the sale of our investment in Coca-Cola Embonor S.A. ("Embonor"), a bottling partner with operations primarily in Chile. Prior to this transaction, the Company accounted for our investment in Embonor under the equity method of accounting.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended (continued)

•
Income (loss) before income taxes was reduced by $53 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $41 million for Corporate due to the impairment of an investment in an entity accounted for under the equity method of accounting.

•	Income (loss) before income taxes was reduced by $17 million for Corporate due to other-than-temporary declines in the fair values of certain available-for-sale securities.

•
Income (loss) before income taxes was reduced by $9 million for Corporate due to the net charge we recognized on the repurchase and/or exchange of certain long-term debt assumed in connection with our acquisition of CCE's former North America business as well as the early extinguishment of certain other long-term debt.

•
Income (loss) before income taxes was reduced by $5 million for Corporate due to the finalization of working capital adjustments related to the sale of our Norwegian and Swedish bottling operations to New CCE.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Asset Impairments
During the three months and year ended December 31, 2012, the Company recorded charges of $16 million due to other-than-temporary declines in the fair values of certain cost method investments. These charges were recorded in the line item other income (loss) — net.
During the three months and year ended December 31, 2011, the Company recorded charges of $17 million due to other-than-temporary declines in the fair values of certain available-for-sale securities. In addition, during the year ended December 31, 2011, the Company recorded charges of $41 million due to the impairment of an investment in an entity accounted for under the equity method of accounting. These charges were recorded in the line item other income (loss) — net.
Restructuring
During the three months and year ended December 31, 2012, the Company recorded charges of $119 million and $163 million, respectively, associated with the integration of our German bottling and distribution operations as well as other restructuring initiatives outside the scope of our recently announced productivity and reinvestment program. These restructuring charges were recorded in the line item other operating charges. See below for a discussion of our productivity and reinvestment program.
During the three months and year ended December 31, 2011, the Company recorded charges of $40 million and $119 million, respectively, associated with the integration of our German bottling and distribution operations as well as other restructuring initiatives outside the scope of our productivity initiatives and the integration of Coca-Cola Enterprises Inc.'s ("CCE") former North America business. These restructuring charges were recorded in the line item other operating charges. See below for a discussion of our productivity and CCE integration initiatives.
Productivity and Reinvestment
During the three months and year ended December 31, 2012, the Company recorded charges of $93 million and $270 million, respectively, in the line item other operating charges related to our productivity and reinvestment program which was announced in February 2012. This program will further enable our efforts to strengthen our brands and reinvest our resources to drive long-term profitable growth. The first component of this program is a new global productivity initiative focused around four primary areas: global supply chain optimization; global marketing and innovation effectiveness; operating expense leverage and operational excellence; and data and information technology systems standardization.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Productivity and Reinvestment (continued)
The second component of our productivity and reinvestment program involves a new integration initiative in North America related to our acquisition of CCE's former North America business. The Company has identified incremental synergies in North America, primarily in the area of our North American product supply operations, which will better enable us to serve our customers and consumers.
As a combined productivity and reinvestment program, the Company anticipates generating annualized savings of $550 million to $650 million which will be phased in over four years starting in 2012. We expect to begin fully realizing the annual benefits of these savings in 2015, the final year of the program.
Productivity Initiatives
During the three months and year ended December 31, 2012, the Company reversed charges of $1 million and $10 million, respectively, related to previously established accruals associated with our 2008-2011 productivity initiatives. These reversals were recorded in the line item other operating charges.
During the three months and year ended December 31, 2011, the Company recorded charges of $80 million and $156 million, respectively, related to our 2008-2011 productivity initiatives. These initiatives were focused on providing additional flexibility to invest for growth and impacted a number of areas, including aggressively managing operating expenses supported by lean techniques; redesigning key processes to drive standardization and effectiveness; better leveraging our size and scale; and driving savings in indirect costs.
The Company incurred total costs of $498 million related to these initiatives since inception. These initiatives delivered annualized savings of over $500 million beginning in 2011, exceeding the upper end of the Company's original savings target of $400 million to $500 million.
Equity Investees
During the three months and year ended December 31, 2012, the Company recorded net charges of $25 million and net gains of $8 million, respectively, in the line item equity income (loss) — net. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
During the three months and year ended December 31, 2011, the Company recorded net charges of $13 million and $53 million, respectively, in the line item equity income (loss) — net. These charges represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
CCE Transaction
During the three months and year ended December 31, 2012, the Company reversed charges of $1 million and $6 million, respectively, related to previously established accruals associated with the Company's integration of CCE's former North America business. These reversals were recorded in the line item other operating charges.
During the three months and year ended December 31, 2011, the Company recorded charges of $145 million and $386 million, respectively, primarily related to our integration of CCE's former North America business. These charges were primarily due to the development, design and initial implementation of our future operating framework in North America.
The Company realized nearly $350 million in annualized savings by the end of 2011 and incurred total costs of $487 million related to our integration of CCE's former North America business. These charges were primarily due to the development, design and initial implementation of our future operating framework in North America. This initiative was completed at the end of 2011. See above for a discussion of the Company's productivity and reinvestment program which involves a new integration initiative in North America related to our acquisition of CCE's former North America business.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains
During the three months and year ended December 31, 2012, the Company recognized a gain of $185 million due to the merger of Embotelladora Andina S.A. ("Andina") and Embotelladoras Coca-Cola Polar S.A. ("Polar"), two Latin American bottling partners, with Andina being the acquiring company. The merger of the two companies was a noncash transaction that resulted in Polar shareholders exchanging their existing Polar shares for newly issued shares of Andina at a specified exchange rate. Prior to the merger, the Company held an investment in Andina that was classified as an available-for-sale security, and we also held an investment in Polar that was accounted for under the equity method of accounting. Subsequent to this transaction, the Company holds an investment in Andina that we account for under the equity method of accounting. The Company recorded the gain in the line item other income (loss) — net. In addition, the Company recorded a charge of $6 million during the three months and year ended December 31, 2012, due to the elimination of our proportionate share of gross profit in inventory on sales to Andina as a result of the merger. The Company recorded this charge in the line item net operating revenues.
On December 13, 2012, the Company and Coca-Cola FEMSA, S.A.B. de C.V. ("Coca-Cola FEMSA") executed a share purchase agreement for the sale of a majority ownership interest in our consolidated Philippine bottling operations. This transaction was completed in January 2013. As a result of this agreement, the Company was required to classify our Philippine bottling operations as held for sale, and we recognized a loss of $108 million during the three months and year ended December 31, 2012, based on the agreed upon sale price and related transaction costs.
During the three months and year ended December 31, 2012, the Company recorded a charge of $82 million due to the acquisition of an ownership interest in Mikuni Coca-Cola Bottling Co., Ltd. ("Mikuni") for which we paid a premium over the publicly traded market price. Although the Company paid this premium to obtain specific rights that have an economic and strategic value to the Company, they do not qualify as an asset and were therefore expensed on the acquisition date. This charge was recorded in the line item other income (loss) — net. The Company accounts for our investment in Mikuni under the equity method of accounting.
During the three months and year ended December 31, 2012, the Company recognized a net gain of $4 million due to the sale of land held by one of the Company's consolidated bottling operations. This gain was recorded in the line item other operating charges.
During the three months and year ended December 31, 2012, the Company recorded a charge of $5 million associated with our indemnification of a previously consolidated entity. The impact of this charge effectively reduced the gain the Company recognized when we initially sold the entity. The Company recorded this charge in the line item other income (loss) — net.
During the year ended December 31, 2012, the Company recognized a gain of $92 million as a result of Coca-Cola FEMSA issuing additional shares of its own stock during the period at a per share amount greater than the carrying amount of the Company's per share investment. Accordingly, the Company is required to treat these types of transactions as if the Company sold a proportionate share of its investment in the equity method investee. The Company recorded this gain in the line item other income (loss) — net.
During the three months and year ended December 31, 2011, the Company recognized a net gain of $122 million, primarily due to gains associated with Coca-Cola FEMSA issuing additional common shares of its own stock at a per share amount greater than the carrying value of the Company's per share investment. The gains recognized during the three months and year ended December 31, 2011, were partially offset by charges associated with certain of the Company's equity method investments in Japan. The Company recorded this net gain in other income (loss) — net.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains (continued)
During the year ended December 31, 2011, the Company also recognized a net gain of $417 million, primarily due to the merger of Embotelladoras Arca S.A.B. de C.V. ("Arca") and Grupo Continental S.A.B. ("Contal"), two bottling partners headquartered in Mexico, into a combined entity known as Arca Continental, S.A.B. de C.V. ("Arca Contal"). The Company recorded this net gain in the line item other income (loss) — net. Prior to this transaction, the Company held an investment in Contal that we accounted for under the equity method of accounting. The merger of the two companies was a noncash transaction that resulted in Contal shareholders exchanging their existing Contal shares for new shares in Arca Contal at a specified exchange rate. Subsequent to this transaction, the Company holds an investment in Arca Contal that we account for as an available-for-sale security. During the year ended December 31, 2011, the Company also recorded charges of $35 million in the line item other operating charges related to costs associated with the merger of Arca and Contal.
In addition, the Company recognized a gain of $102 million during the year ended December 31, 2011, as a result of the sale of our investment in Coca-Cola Embonor S.A. ("Embonor"), a bottling partner with operations primarily in Chile. Prior to this transaction, the Company accounted for our investment in Embonor under the equity method of accounting. The Company recorded this gain in the line item other income (loss) — net.
Certain Tax Matters
During the three months and year ended December 31, 2012, the Company recorded a net tax benefit of $124 million and $150 million, respectively. This benefit was primarily related to the reversal of certain valuation allowances, partially offset by amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
During the three months and year ended December 31, 2011, the Company recorded a net tax benefit of $22 million and $7 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
Other Items
Impact of Natural Disasters
On October 29, 2012, Hurricane Sandy caused widespread flooding and wind damage across the mid-Atlantic region of the United States, primarily in New York and New Jersey, and as a result the Company experienced lost sales in the impacted areas. In addition, during the three months and year ended December 31, 2012, we recorded charges of $6 million due to the loss or damage of certain fixed assets resulting from the hurricane.
On March 11, 2011, a major earthquake struck off the coast of Japan, resulting in a tsunami that devastated the northern and eastern regions of the country. As a result of these events, the Company made a donation to the Coca-Cola Japan Reconstruction Fund which has helped rebuild schools and community facilities across the impacted areas of the country. During the year ended December 31, 2011, the Company recorded total charges of $84 million related to these events. These charges were primarily related to the Company’s donation and assistance provided to certain bottling partners in the affected regions.
During the three months and year ended December 31, 2011, the Company also recorded charges of $10 million as a result of the floods in Thailand that impacted the Company's supply chain operations in the region.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months and year ended December 31, 2012, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in an increase to our non-GAAP operating income of $82 million and $5 million, respectively. During the three months and year ended December 31, 2011, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in an increase to our non-GAAP operating income of $8 million and $111 million, respectively.
Repurchase, Extinguishment and/or Exchange of Long-Term Debt
During the three months ended December 31, 2011, the Company recorded a charge of $1 million in the line item interest expense due to costs associated with the early extinguishment of debt. During the year ended December 31, 2011, the Company recorded net charges of $9 million in the line item interest expense related to the repurchase, extinguishment and/or exchange of certain long-term debt.
Beverage Partners Worldwide and License Agreement with Nestlé S.A.
During the three months ended December 31, 2012, the Company reversed charges of $3 million related to previously established accruals associated with changes in the structure of Beverage Partners Worldwide ("BPW"), our 50/50 joint venture with Nestlé S.A. ("Nestlé") in the ready-to-drink tea category. During the year ended December 31, 2012, the Company recorded charges of $11 million due to these BPW changes. In addition, as a result of our current U.S. license agreement with Nestlé terminating at the end of 2012, the Company recorded charges of $20 million during the year ended December 31, 2012.
Brazilian Orange Juice
In December 2011, the Company learned that orange juice being imported from Brazil contained residues of carbendazim, a fungicide that is not registered in the U.S. for use on citrus products. As a result, the Company began purchasing additional supplies of Florida orange juice at a higher cost than Brazilian orange juice. During the year ended December 31, 2012, the Company incurred charges of $21 million related to these events, including the increased raw material costs.
Currency Neutral
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2012
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,455	$4,628	$6,827	59.6%	$4,430	$214	$2,183	19.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(119)	119
Productivity & Reinvestment	—	—	—		—	(93)	93
Productivity Initiatives	—	—	—		—	1	(1)
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	1	(1)
Transaction Gains	6	—	6		—	3	3
Certain Tax Matters	—	—	—		—	—	—
Other Items	4	(70)	74		(6)	(7)	87
After Considering Items (Non-GAAP)	$11,465	$4,558	$6,907	60.2%	$4,424	$—	$2,483	21.7%

	Three Months Ended December 31, 2011
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP) — As Adjusted	$11,040	$4,403	$6,637	60.1%	$4,406	$275	$1,956	17.7%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(40)	40
Productivity & Reinvestment	—	—	—		—	—	—
Productivity Initiatives	—	—	—		—	(80)	80
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	(145)	145
Transaction Gains	—	—	—		—	—	—
Certain Tax Matters	—	—	—		—	—	—
Other Items	(3)	(18)	15		7	(10)	18
After Considering Items (Non-GAAP)	$11,037	$4,385	$6,652	60.3%	$4,413	$—	$2,239	20.3%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	4	5	3		1	—	12
% Currency Impact	(1)	0	(2)		(1)	—	(4)
% Change — Currency Neutral Reported	5	6	5		2	—	16

% Change — After Considering Items (Non-GAAP)	4	4	4		0	—	11
% Currency Impact After Considering Items (Non-GAAP)	(1)	0	(2)		(1)	—	(4)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	4	6		1	—	14

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
Reported currency neutral operating expense leverage for the three months ended December 31, 2012, is positive 11 percentage points, which is calculated by subtracting reported currency neutral gross profit growth of 5% from reported currency neutral operating income growth of 16%. Currency neutral operating expense leverage after considering items impacting comparability for the three months ended December 31, 2012, is positive 9 percentage points, which is calculated by subtracting currency neutral gross profit growth after considering items impacting comparability of 6% from currency neutral operating income growth after considering items impacting comparability of 14%. Currency neutral operating expense leverage does not add using the rounded growth rates provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2012
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$95	$182	$(19)	$2,377	$487	20.5%	$24	$1,866	$0.41
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	16	135	—		—	135	0.03
Productivity & Reinvestment	—	—	—	93	35		—	58	0.01
Productivity Initiatives	—	—	—	(1)	—		—	(1)	—
Equity Investees	—	25	—	25	4		—	21	—
CCE Transaction	—	—	—	(1)	—		—	(1)	—
Transaction Gains	—	—	10	13	(28)		—	41	0.01
Certain Tax Matters	—	—	—	—	124		—	(124)	(0.03)
Other Items	—	(3)	—	84	32		—	52	0.01
After Considering Items (Non-GAAP)	$95	$204	$7	$2,725	$654	24.0%	$24	$2,047	$0.45

	Three Months Ended December 31, 2011
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP) — As Adjusted	$104	$155	$82	$2,216	$539	24.3%	$20	$1,657	$0.36
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	17	57	2		—	55	0.01
Productivity & Reinvestment	—	—	—	—	—		—	—	—
Productivity Initiatives	—	—	—	80	25		—	55	0.01
Equity Investees	—	13	—	13	2		—	11	—
CCE Transaction	—	—	—	145	55		—	90	0.02
Transaction Gains	—	—	(122)	(122)	(84)		—	(38)	(0.01)
Certain Tax Matters	—	—	—	—	22		—	(22)	—
Other Items	(1)	—	—	19	6		—	13	—
After Considering Items (Non-GAAP)	$103	$168	$(23)	$2,408	$567	23.5%	$20	$1,821	$0.39

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(9)	17	—	7	(10)		20	13	14
% Change — After Considering Items (Non-GAAP)	(8)	21	—	13	15		20	12	15

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,557 million average shares outstanding — diluted

[2]	4,611 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2012
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$48,017	$19,053	$28,964	60.3%	$17,738	$447	$10,779	22.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(163)	163
Productivity & Reinvestment	—	—	—		—	(270)	270
Productivity Initiatives	—	—	—		—	10	(10)
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	6	(6)
Transaction Gains	6	—	6		—	3	3
Certain Tax Matters	—	—	—		—	—	—
Other Items	9	(20)	29		11	(33)	51
After Considering Items (Non-GAAP)	$48,032	$19,033	$28,999	60.4%	$17,749	$—	$11,250	23.4%

	Year Ended December 31, 2011
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP) — As Adjusted	$46,542	$18,215	$28,327	60.9%	$17,422	$732	$10,173	21.9%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(119)	119
Productivity & Reinvestment	—	—	—		—	—	—
Productivity Initiatives	—	—	—		—	(156)	156
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	(19)	19		—	(362)	381
Transaction Gains	—	—	—		—	(35)	35
Certain Tax Matters	—	—	—		—	—	—
Other Items	12	(110)	122		(23)	(60)	205
After Considering Items (Non-GAAP)	$46,554	$18,086	$28,468	61.2%	$17,399	$—	$11,069	23.8%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	3	5	2		2	—	6
% Currency Impact	(3)	(2)	(4)		(3)	—	(5)
% Change — Currency Neutral Reported	6	7	6		4	—	11

% Change — After Considering Items (Non-GAAP)	3	5	2		2	—	2
% Currency Impact After Considering Items (Non-GAAP)	(3)	(2)	(3)		(3)	—	(5)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	7	5		5	—	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
Reported currency neutral operating expense leverage for the year ended December 31, 2012, is positive 5 percentage points, which is calculated by subtracting reported currency neutral gross profit growth of 6% from reported currency neutral operating income growth of 11%. Currency neutral operating expense leverage after considering items impacting comparability for the year ended December 31, 2012, is positive 1 percentage point, which is calculated by subtracting currency neutral gross profit growth after considering items impacting comparability of 5% from currency neutral operating income growth after considering items impacting comparability of 6%.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2012
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$397	$819	$137	$11,809	$2,723	23.1%	$67	$9,019	$1.97
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	16	179	—		—	179	0.04
Productivity & Reinvestment	—	—	—	270	100		—	170	0.04
Productivity Initiatives	—	—	—	(10)	(3)		—	(7)	—
Equity Investees	—	(8)	—	(8)	2		—	(10)	—
CCE Transaction	—	—	—	(6)	(2)		—	(4)	—
Transaction Gains	—	—	(82)	(79)	(61)		—	(18)	—
Certain Tax Matters	—	—	—	—	150		—	(150)	(0.03)
Other Items	—	11	—	62	23		1	38	0.01
After Considering Items (Non-GAAP)	$397	$822	$71	$12,217	$2,932	24.0%	$68	$9,217	$2.01

	Year Ended December 31, 2011
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP) — As Adjusted	$417	$690	$529	$11,458	$2,812	24.5%	$62	$8,584	$1.85
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	58	177	23		—	154	0.03
Productivity & Reinvestment	—	—	—	—	—		—	—	—
Productivity Initiatives	—	—	—	156	49		—	107	0.02
Equity Investees	—	53	—	53	8		—	45	0.01
CCE Transaction	—	—	5	386	145		—	241	0.05
Transaction Gains	—	—	(641)	(606)	(289)		—	(317)	(0.07)
Certain Tax Matters	—	—	—	—	7		—	(7)	—
Other Items	(9)	—	—	214	77		—	137	0.03
After Considering Items (Non-GAAP)	$408	$743	$(49)	$11,838	$2,832	23.9%	$62	$8,944	$1.92

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(5)	19	—	3	(3)		8	5	6
% Change — After Considering Items (Non-GAAP)	(3)	11	—	3	4		10	3	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,584 million average shares outstanding — diluted

[2]	4,646 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended December 31, 2012
	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$273	$670	$715	$558	$426	$(29)	$(430)	$2,183
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	119	—	119
Productivity & Reinvestment	—	1	—	70	2	—	20	93
Productivity Initiatives	—	(1)	—	—	—	—	—	(1)
CCE Transaction	—	—	—	(1)	—	—	—	(1)
Transaction Gains	—	—	—	—	—	—	3	3
Other Items	—	—	—	86	(1)	—	2	87
After Considering Items (Non-GAAP)	$273	$670	$715	$713	$427	$90	$(405)	$2,483

	Three Months Ended December 31, 2011
	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP) — As Adjusted	$231	$593	$652	$498	$382	$35	$(435)	$1,956
Items Impacting Comparability:
Asset Impairments/Restructuring	1	—	—	2	—	31	6	40
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Productivity Initiatives	2	20	1	—	1	—	56	80
CCE Transaction	—	—	—	143	—	—	2	145
Transaction Gains	—	—	—	—	—	—	—	—
Other Items	—	—	—	(2)	—	14	6	18
After Considering Items (Non-GAAP)	$234	$613	$653	$641	$383	$80	$(365)	$2,239

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	18	13	10	12	11	—	1	12
% Currency Impact	(7)	(3)	(6)	0	2	—	(1)	(4)
% Change — Currency Neutral Reported	24	16	16	12	10	—	3	16

% Change — After Considering Items (Non-GAAP)	16	9	10	11	11	13	(11)	11
% Currency Impact After Considering Items (Non-GAAP)	(7)	(3)	(6)	0	2	(14)	0	(4)
% Change — Currency Neutral After Considering Items (Non-GAAP)	23	12	16	11	10	27	(11)	14

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Year Ended December 31, 2012
	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,169	$2,960	$2,879	$2,597	$2,425	$140	$(1,391)	$10,779
Items Impacting Comparability:
Asset Impairments/Restructuring	(1)	—	—	—	—	164	—	163
Productivity & Reinvestment	1	1	—	227	3	—	38	270
Productivity Initiatives	—	(4)	—	—	(1)	—	(5)	(10)
CCE Transaction	—	—	—	(6)	—	—	—	(6)
Transaction Gains	—	—	—	—	—	—	3	3
Other Items	—	—	—	38	(1)	6	8	51
After Considering Items (Non-GAAP)	$1,169	$2,957	$2,879	$2,856	$2,426	$310	$(1,347)	$11,250

	Year Ended December 31, 2011
	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP) — As Adjusted	$1,091	$3,090	$2,815	$2,319	$2,151	$224	$(1,517)	$10,173
Items Impacting Comparability:
Asset Impairments/Restructuring	7	—	—	16	—	89	7	119
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Productivity Initiatives	5	25	4	—	4	—	118	156
CCE Transaction	—	—	—	377	—	—	4	381
Transaction Gains	—	—	—	—	—	—	35	35
Other Items	—	—	—	108	82	18	(3)	205
After Considering Items (Non-GAAP)	$1,103	$3,115	$2,819	$2,820	$2,237	$331	$(1,356)	$11,069

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	7	(4)	2	12	13	(37)	8	6
% Currency Impact	(11)	(4)	(10)	0	2	(19)	(1)	(5)
% Change — Currency Neutral Reported	18	0	12	12	10	(18)	9	11

% Change — After Considering Items (Non-GAAP)	6	(5)	2	1	8	(6)	1	2
% Currency Impact After Considering Items (Non-GAAP)	(11)	(4)	(10)	0	2	(17)	0	(5)
% Change — Currency Neutral After Considering Items (Non-GAAP)	16	(1)	12	2	6	10	1	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Bottling Investments Segment Information:

	Three Months Ended December 31, 2012
	Net operating revenues	Selling, general and administrative expenses	Operating income
Reported (GAAP)	$2,087	$654	$(29)
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	119
Other Items	—	—	—
After Considering Items (Non-GAAP)	$2,087	$654	$90

	Three Months Ended December 31, 2011
	Net operating revenues	Selling, general and administrative expenses	Operating income
Reported (GAAP) — As Adjusted	$1,977	$639	$35
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	31
Other Items	—	—	14
After Considering Items (Non-GAAP)	$1,977	$639	$80

Currency Neutral and Structural for Bottling Investments:

	Net operating revenues	Selling, general and administrative expenses	Operating income
% Change — Reported (GAAP)	6	2	—
% Currency Impact	(3)	(3)	—
% Change — Currency Neutral Reported	9	6	—
% Structural Impact	5	3	—
% Change — Currency Neutral Reported and Adjusted for Structural Items	4	2	—

% Change — After Considering Items (Non-GAAP)	6	2	13
% Currency Impact After Considering Items (Non-GAAP)	(3)	(3)	(14)
% Change — Currency Neutral After Considering Items (Non-GAAP)	9	6	27
% Structural Impact After Considering Items (Non-GAAP)	5	3	9
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	4	2	19

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Bottling Investments Segment Information:

	Year Ended December 31, 2012
	Net operating revenues	Selling, general and administrative expenses	Operating income
Reported (GAAP)	$8,895	$2,728	$140
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	164
Other Items	—	—	6
After Considering Items (Non-GAAP)	$8,895	$2,728	$310

	Year Ended December 31, 2011
	Net operating revenues	Selling, general and administrative expenses	Operating income
Reported (GAAP) — As Adjusted	$8,591	$2,651	$224
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	89
Other Items	—	—	18
After Considering Items (Non-GAAP)	$8,591	$2,651	$331

Currency Neutral and Structural for Bottling Investments:

	Net operating revenues	Selling, general and administrative expenses	Operating income
% Change — Reported (GAAP)	4	3	(37)
% Currency Impact	(6)	(7)	(19)
% Change — Currency Neutral Reported	11	10	(18)
% Structural Impact	3	2	1
% Change — Currency Neutral Reported and Adjusted for Structural Items	8	7	(19)

% Change — After Considering Items (Non-GAAP)	4	3	(6)
% Currency Impact After Considering Items (Non-GAAP)	(6)	(7)	(17)
% Change — Currency Neutral After Considering Items (Non-GAAP)	11	10	10
% Structural Impact After Considering Items (Non-GAAP)	3	2	1
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	8	7	9

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Reported (GAAP)
Issuances of Stock	$1,489	$1,569
Purchases of Stock for Treasury	(4,559)	(4,513)
Net Change in Stock Issuance Receivables[1]	8	(16)
Net Change in Treasury Stock Payables[2]	(1)	156
Net Treasury Share Repurchases (Non-GAAP)	$(3,063)	$(2,804)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

Consolidated Cash from Operations:

	Year Ended December 31, 2012	Year Ended December 31, 2011
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP)	$10,645	$9,474
Items Impacting Comparability:
Cash Payments Related to Pension Plan Contributions	900	769
After Considering Items (Non-GAAP)	$11,545	$10,243

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	12
% Change — After Considering Items (Non-GAAP)	13
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, the world's most valuable brand, our Company's portfolio features 16 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of more than 1.8 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system employees. For more information, please visit www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo or visit our blog at www.coca-colablog.com.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute forward-looking statements as defined under U.S. federal securities laws. Generally, the words believe, expect, intend, estimate, anticipate, project, will and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns, shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; risks related to the assets acquired and liabilities assumed in the acquisition, as well as the integration, of Coca-Cola Enterprises Inc.'s former North America business; continuing uncertainty in the credit and equity market conditions; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in, or our failure to comply with, laws and regulations applicable to our products or our business operations; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information technology infrastructure; additional impairment charges; our ability to successfully manage Company-owned or controlled bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company's filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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